OFFER TO PURCHASE FOR CASH
                            ALL OUTSTANDING SHARES OF
                                  COMMON STOCK

                                       OF

                             OVID TECHNOLOGIES, INC.

                                       AT

                              $24.59 NET PER SHARE

                                       BY

                              OTI ACQUISITION CORP.
                       AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                         WOLTERS KLUWER U.S. CORPORATION

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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON MONDAY, NOVEMBER 2,1998, UNLESS THE OFFER IS EXTENDED.
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                                                                 October 5, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated October 5, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), in connection with the offer by OTI Acquisition Corp., a Delaware corporation (the "Offeror") and an indirect wholly owned subsidiary of Wolters Kluwer U.S. Corporation, a Delaware corporation (the "Parent"), to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Ovid Technologies, Inc., a Delaware corporation (the "Company"), at a purchase price of $24.59 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The offer price is $24.59 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     2. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 29, 1998 (the "Merger Agreement") by and among the Parent, the Offeror and the Company.

     3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, November 2, 1998, unless the Offer is extended.


     4. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase), has unanimously determined that the Offer and the Merger are fair to, and in the best interests of the Company's stockholders, and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

     5. The Offer is being made for all Shares outstanding. The Offer is conditioned upon, among other things, there being validly tendered by the Expiration Date (as defined in the Offer to Purchase) and not withdrawn that number of Shares which, together with the Shares required to be tendered pursuant to the Option Agreement (as defined below) represent at least that number of Shares which would constitute a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition"). In connection with entering into the Merger Agreement, the Parent and the Offeror have entered into the Stock Option and Tender Agreement, dated as of September 29, 1998 (the "Option Agreement") with the stockholders identified therein (each a "Stockholder" and collectively, the "Stockholders") beneficially owning an aggregate of 5,121,130 Shares representing approximately 63% of the Shares outstanding, on a fully diluted basis (the "Stockholders' Shares"). Pursuant to the Option Agreement, each Stockholder has agreed, among other things, (i) to tender in the Offer all of the Stockholders' Shares now owned or which may hereafter be acquired by such Stockholder, (ii) to grant to the Parent or the Offeror, as the Parent shall designate, the option to purchase the Stockholders' Shares in certain circumstances, (iii) to appoint Parent as such Stockholders' proxy under certain circumstances to vote such Stockholders' Shares in connection with the Merger Agreement, (iv) with respect to certain questions put to stockholders of the Company for a vote, to vote the Stockholders' Shares, in each case, in accordance with the terms and conditions of the Option Agreement and (v) to restrict transfers of Company Options (as defined in the Option Agreement), if any, held by such Stockholders except as provided in the Option Agreement. SINCE THE STOCKHOLDERS OWN AN AGGREGATE OF 4,070,630 OUTSTANDING SHARES AND, PURSUANT TO THE OPTION AGREEMENT ARE REQUIRED TO TENDER (AND NOT WITHDRAW EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES) ALL OF THE STOCKHOLDERS' SHARES THEN OUTSTANDING PURSUANT TO THE OFFER, THE MINIMUM CONDITION WILL BE SATISFIED.

     6. Except as set forth in Instruction 7 of the Letter of Transmittal, tendering stockholders will not be obligated to pay stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided (see Instruction 9 to the Letter of Transmittal).

     7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for Shares or timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures described in Section 3-"Procedure for Tendering Shares" of the Offer to Purchase and (ii) the appropriate Letter of Transmittal (or manually signed facsimile thereof) properly completed and duly executed with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, together with any other documents required by the appropriate Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or confirmations for book-entry transfer of such Shares into the Depositary's account are actually received by the Depositary.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offeror is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with applicable law. If the Parent or the Offeror becomes aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with applicable law, the Parent or the Offeror will make a good faith effort to comply with any such law. If, after such good faith effort, the Parent or the Offeror cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by licensed brokers or dealers, the Offer shall be deemed to be made on behalf of the Parent or the Offeror by the Dealer Manager (as defined in the Offer to Purchase)or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                 FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                           OF OVID TECHNOLOGIES, INC.

     The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated October 5, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by OTI Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Wolters Kluwer U.S. Corporation, a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Ovid Technologies, Inc., a Delaware corporation, at a purchase price of $24.59 per Share, net to the seller, in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to instruct your nominee to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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Number of Shares to be Tendered*           SIGN HERE

__________shares of Common Stock           -------------------------------------

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                                           Signature(s)
Dated __________, 1998
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                                           Please Type or Print Name(s)

                                           -------------------------------------

                                           -------------------------------------
                                           Please Type or Print Address(es)

                                           -------------------------------------
                                           Area Code and Telephone Number

                                           -------------------------------------
                                           Taxpayer Identification or
                                           Social Security Number

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* Unless otherwise indicated, it will be assumed that all your Shares held by us for your account are to be tendered.


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